    As filed with the Securities and Exchange Commission on October 3, 1997
                                                                 File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                      EQUITY RESIDENTIAL PROPERTIES TRUST
             (Exact name of Registrant as specified in its charter)

            Maryland                                          13-3675988
 (State or other jurisdiction of                           (I.R.S. Employer
 Incorporation of Organization)                            Identification No.)

 Two North Riverside Plaza, Suite 450, Chicago, Illinois  60606 (312) 474-1300
                   (Address of Principal Executive Offices)

                      EQUITY RESIDENTIAL PROPERTIES TRUST
       THIRD AMENDED AND RESTATED 1993 SHARE OPTION AND SHARE AWARD PLAN
                           (Full Title of the Plan)

                              Douglas Crocker II
                     President and Chief Executive Officer
                     Two North Riverside Plaza, Suite 450
                           Chicago, Illinois  60606
                    (Name and Address of Agent for Service)

                                (312) 474-1300
         (Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:
                           Sheli Z. Rosenberg, Esq.
                           Ruth Pinkham Haring, Esq.
                         Rosenberg & Liebentritt, P.C.
                     Two North Riverside Plaza, Suite 1515
                            Chicago, Illinois 60606

                        CALCULATION OF REGISTRATION FEE
=================================================================================================================

                                                             Proposed             Proposed
                                                              Maximum             Maximum            Amount of
                                          Amount to be    Aggregate Price        Aggregate       Registration Fee
 Title of Securities to be Registered      Registered      Per Share (1)     Offering Price (1)
-----------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest,
$.01 par value.......................       5,600,000(2)       $51.6875         $103,375,000(2)    $ 31,326(2)
=================================================================================================================

(1) Estimated solely for purposes of calculating the amount of the registration fee based upon the average high and low prices reported for such shares on the New York Stock Exchange on September 26, 1997, pursuant to Rule 457(h)(1).
(2) 3,600,000 Common Shares of Beneficial Interest of the Registrant (the "Common Shares") have previously been registered with the Securities and Exchange Commission pursuant to an effective Registration Statement on Form S-8. The amount of the registration fee, therefore, relates to only those additional 2,000,000 Common Shares being registered pursuant hereto.

                                    PART II

                     REGISTRATION OF ADDITIONAL SECURITIES

     On June 26, 1996, Equity Residential Properties Trust (the "Company") filed a Registration Statement (File No. 333-06867) on Form S-8 (the "Previous Registration Statement") covering 3,600,000 of the Company's common shares of beneficial interest, $0.01 par value per share (the "Common Shares"), issuable upon the award of share grants and the exercise of share options granted under the Company's Second Amended and Restated 1993 Share Option and Share Award Plan (the "Plan"), the contents of which Registration Statement are incorporated herein by reference.

     On February 24, 1997, the Company's Board of Trustees approved a resolution amending the Plan (together with other amendments thereto constituting the Company's Third Amended and Restated 1993 Share Option and Share Award Plan, the "Amended Plan") to increase the number of Common Shares issuable thereunder by 2,000,000 Common Shares to an aggregate of 5,600,000 Common Shares. On July 22, 1997, the Company's shareholders approved the Amended Plan. The total number of Common Shares currently registered for issuance pursuant to the Plan is 5,600,000 and this registration statement covers the additional 2,000,000 Common Shares to be registered hereunder.

Item 8.  Exhibits.

     See Exhibit Index which is incorporated herein by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 3, 1997.

                              EQUITY RESIDENTIAL PROPERTIES TRUST

                              By:   /s/ Douglas Crocker II
                                    ----------------------
                                    Douglas Crocker II, President, Chief
                                    Executive Officer and Trustee

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Douglas Crocker II and Sheli Z. Rosenberg, or either of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the Securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                         Title                                                                      Date
----                         -----                                                                      ----
/s/ Samuel Zell              Chairman of the Board of Trustees                                          October 3, 1997
---------------------------
Samuel Zell

/s/ Douglas Crocker II       President, Chief Executive Officer and Trustee                             October 3, 1997
---------------------------
Douglas Crocker II

/s/ David J. Neithercut      Executive Vice President and Chief Financial Officer                       October 3, 1997
---------------------------
David J. Neithercut

/s/ Michael J. McHugh        Senior Vice President, Chief Accounting Officer and                        October 3, 1997
---------------------------  Treasurer
Michael J. McHugh

/s/ Gerald A. Spector        Trustee                                                                    October 3, 1997
---------------------------
Gerald A. Spector

/s/ Sheli Z. Rosenberg       Trustee                                                                    October 3, 1997
---------------------------
Sheli Z. Rosenberg

/s/ James D. Harper, Jr.     Trustee                                                                    October 3, 1997
---------------------------
James D. Harper, Jr.

/s/ Errol R. Halperin        Trustee                                                                    October 3, 1997
---------------------------
Errol R. Halperin

/s/ John Alexander           Trustee                                                                    October 3, 1997
---------------------------
John Alexander

/s/ Barry S. Sternlicht      Trustee                                                                    October 3, 1997
---------------------------
Barry S. Sternlicht

/s/ B. Joseph White          Trustee                                                                    October 3, 1997
---------------------------
B. Joseph White

/s/ Henry H. Goldberg        Trustee                                                                    October 3, 1997
---------------------------
Henry H. Goldberg

/s/ Jeffrey H. Lynford       Trustee                                                                    October 3, 1997
---------------------------
Jeffrey H. Lynford

/s/ Edward Lowenthal         Trustee                                                                    October 3, 1997
---------------------------
Edward Lowenthal

                                 EXHIBIT INDEX
                                 -------------

                                                                    Sequentially
  Exhibit                        Exhibit                              Numbered
  Number                       Description                              Page
  ------                       -----------                          ------------
   4.1                  *   Second Amended and Restated
                            Declaration of Trust, as amended

   4.2                  **  Second Amended and Restated
                            Bylaws

   4.3                      Form of Equity Residential
                            Properties Trust Third Amended
                            and Restated 1993 Share Option
                            and Share Award Plan

   5                        Opinion of Rosenberg &
                            Liebentritt, P.C.

   23.1                     Consent of Grant Thornton LLP

   23.2                     Consent of Ernst & Young LLP

   23.3                     Consent of Ernst & Young LLP

   23.4                     Consent of Rosenberg &
                            Liebentritt, P.C. (included in
                            Exhibit 5)

   24                       Power of Attorney (filed as part
                            of the signature page to the
                            Registration Statement)

-------------------

* Included as Exhibit 3.1 to the Company's Current Report on Form 8-K dated May 30, 1997 and incorporated herein by reference.

** Included as Exhibit 99.2 to the Company's Registration Statement on Form S-4, File No. 333-24653, and incorporated herein by reference.